Exhibit 99.1

Contact:

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

Jeffrey.kreger@bioscrip.com

BioScrip Reports Third Quarter 2016 Financial Results

Q3 Consolidated Revenue of $224.5 Million, Loss from continuing operations, net of income taxes of $(11.1) Million and Adjusted EBITDA of $3.5 Million

DENVER, CO, November 7, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”) today announced financial results for the third quarter 2016. For the third quarter, the Company reported revenue from continuing operations of $224.5 million, net loss from continuing operations of ($11.1) million and diluted EPS of ($0.12) loss per share.

Third Quarter Highlights

•	Net revenue for the third quarter 2016 was $224.5 million, a decrease year over year partly as a result of lower than expected core sales volumes and partly as a result of anticipated revenue declines in connection with the ongoing shift in revenue mix to a greater percentage of core infusion revenue and less lower-margin chronic infusion revenue. Home Solutions experienced double digit year over year core revenue growth in 2016 prior to its acquisition. The core revenues of Home Solutions and its continued core growth will be accretive to the Company on a go forward basis;

•	Consolidated Loss from continuing operations, net of income taxes was $(11.1) million, an improvement of $13.4 million compared to the prior year third quarter consolidated loss from continuing operations, net of income taxes of $(24.5) million. The year over year reduction in loss was the result of a prior year third quarter 2015 non-cash goodwill impairment charge, which did not recur in 2016, partially offset by lower year over year revenues and higher year over year operating expenses during the third quarter of 2016; and

•	Consolidated Adjusted EBITDA was $3.5 million for the third quarter 2016, as compared to the $6.0 million consolidated Adjusted EBITDA in the prior year third quarter. The year over year $2.5 million decrease in consolidated Adjusted EBITDA resulted from lower than expected core sales volumes combined with higher than expected operating expenses during the third quarter of 2016. Preparations for the integration of the Home Solutions acquisition by the Company took a great deal of effort by management and staff and in some respects took attention away from certain operating processes of the Company leading up to the closing of the transaction thus adversely impacting its operating results.

Daniel E. Greenleaf, President and Chief Executive Officer stated, “I have just completed my first few weeks with the Company and based on my initial review it is clear we have work ahead of us. We are acutely focused on continuing to improve our operating processes and deliver on our financial commitments. I believe there is tremendous opportunity at the Company for improved financial performance over the next 18 months. I have made it clear to my leadership team and to the overall organization that the top five priorities that we must deliberately execute upon are driving profitable growth, delivering customer-centric service excellence, enhancing employee effectiveness, optimizing operational efficiencies, and exceeding cash collection targets. Executing upon these five priorities drove the tremendous financial successes and increases to shareholder value at Coram and later at Home Solutions and I am confident that they will drive similar outcomes at BioScrip.”

Furthermore, Mr. Greenleaf commented on the company’s third quarter financial results stating, “We do not believe our third quarter financial results are indicative of the financial capability of the company and what we will achieve going forward. We have already implemented a number of cost reductions and performance changes at the Company in late September and October. Those implemented changes include a substantive workforce reduction to enhance our cost structure, renegotiated supply chain arrangements to improve gross margins and re-alignment of our sales organization which will result in core revenue growth. We are confident these recent adjustments will be beneficial to our fourth quarter financial results and will serve to help form a solid base for our continued restructuring and financial performance in 2017.”

The Company reconfirms its plan to achieve between $14 million to $17 million in Home Solutions cost synergies over the next 12 to 18 months. Additionally, the Company is in the process of finalizing its evaluation of an incrementally larger amount of additional synergies over and above the $14 million to $17 million of synergies initially identified which we also believe may be achievable as incremental additional cost savings over the next 12 to 18 months.

Results of Operations

Third Quarter 2016 versus Prior Year Third Quarter 2015

Revenue from continuing operations for the third quarter of 2016 was $224.5 million, compared to $247.2 million in the third quarter of 2015, a decrease of $22.7 million or 9.2%. This revenue decrease was due in part to lower than expected core sales volumes and in part the result of the Company’s previously announced shift in its revenue mix to a greater percentage of core infusion revenue and less lower-margin chronic infusion revenue.

Consolidated gross profit for the third quarter of 2016 was $62.6 million, or 27.9% of revenue, up 150 basis points as a percentage of revenue, compared to the prior year third quarter 2015 gross profit of $65.2 million, or 26.4% of revenue. The improvement in gross profit percentage was the result of the improved revenue mix year over year.

Consolidated Loss from continuing operations, net of income taxes for the third quarter of 2016 was $11.1 million, representing an improvement of $13.4 million versus the same period prior year Consolidated Loss from continuing operations, net of income taxes of $24.5 million. The year over year change was due to higher operating expenses in the third quarter of 2016, offset by the prior year third quarter 2015 non-cash goodwill impairment charge, which did not recur in 2016.

Consolidated Adjusted EBITDA from continuing operations for the third quarter of 2016 was $3.5 million, representing an decrease of $2.5 million versus the same period prior year Consolidated Adjusted EBITDA of $6.0 million. The decrease in Consolidated Adjusted EBITDA resulted from lower than expected core revenues and larger than expected year over year operating expenses incurred during the third quarter of 2016.

2016 Guidance Update and Preliminary Guidance for 2017

In light of the Company’s third quarter results, the ongoing integration work the Company is undertaking associated with the Home Solutions acquisition, and the Company’s new leadership, which has led to a comprehensive assessment of all operating processes, the Company is lowering the prior financial guidance as to the full year 2016 and the fourth quarter 2016 that it previously provided on August 8, 2016. The updated full year 2016 guidance is revenues in the range of $928 million to $934 million and adjusted EBITDA in the range of $27 million to $29 million.

The Company is also providing preliminary guidance for full year 2017. The full year 2017 guidance is preliminary in nature and subject to change given the new management team’s comprehensive assessment of all operating processes which is currently underway. Following the completion of this comprehensive assessment process the Company will further update the preliminary 2017 guidance. The preliminary full year 2017 guidance is revenues in the range of $940 million to $980 million and adjusted EBITDA in the range of $50 million to $60 million.

Liquidity and Capital Resources

As of September 30, 2016, the Company had $34.2 million of liquidity, which consists of $2.8 million of cash and $31.4 million of undrawn capacity available on its revolving credit facility.

The Company’s net Days Sales Outstanding (“DSO”) was 42 days at September 30, 2016, consistent with the year ago third quarter 2015 net DSO.

Through the first nine months of 2016, the Company’s cash flows from operations represent a net use of cash from operations totaling $32.5 million, significantly lower than the $70.7 million net use of cash during the same period last year. The $32.5 million use of cash from operations during the first nine months of 2016 includes the impact of over $8.3 million in cash used for acquisition and restructuring matters.

As of September 30, 2016 the Company is in full compliance with its bank covenants under the terms of the Amended Credit Agreement. We anticipate we will not comply with the more restrictive debt leverage covenant that will apply in the Amended Credit Agreement beginning in 2017. We are proactively working with our lenders and evaluating options for maintaining compliance, including further amending our Amended Credit Agreement.

Conference Call and Presentation

BioScrip will host a conference call and live webcast, November 8, 2016, at 11:00 a.m. Eastern Time, to discuss its third quarter 2016 financial results. Interested parties may participate by dialing 888-372-9592 (US) or by accessing a link on the Company's website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 855-859-2056 (US) and entering conference call ID number 1061955. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding 2016 and preliminary 2017 guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, expectations of Home Solutions cost synergies and other statements regarding the Company's financial improvement plan and strategy. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to successfully integrate the HS Infusion Holdings, Inc. business into its existing businesses; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the Company’s ability to comply with the covenants in its debt agreements or obtain amendments to such covenants; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release. The Company is not able to provide a reconciliation of projected adjusted EBITDA, where provided, to expected results due to the unknown effect, timing and potential significance of gains or losses on disposition and restructuring, acquisition, integration and other similar expenses.

TABLES TO FOLLOW

Schedule 1
BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)

	September 30, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$2,835	$15,577
Receivables, less allowance for doubtful accounts of $51,072 and $59,689 at September 30, 2016 and December 31, 2015, respectively	103,688	97,353
Inventory	33,380	42,983
Prepaid expenses and other current assets	19,462	27,772
Total current assets	159,365	183,685
Property and equipment, net	33,710	31,939
Goodwill	373,070	308,729
Intangible assets, net	27,201	5,128
Other non-current assets	2,055	1,161
Total assets	$595,401	$530,642
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$48,189	$24,380
Accounts payable	45,700	65,077
Amounts due to plan sponsors	3,953	3,491
Accrued interest	2,268	6,898
Accrued expenses and other current liabilities	40,804	52,918
Total current liabilities	140,914	152,764
Long-term debt, net of current portion	388,052	393,741
Deferred taxes	773	236
Contingent consideration liability	15,812	-
Other non-current liabilities	4,502	1,861
Total liabilities	550,053	548,602

Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized;	2,386	62,918
21,645 and 635,822 shares issued and outstanding; and, $2,530 and $69,702 liquidation preference as of September 30, 2016 and December 31, 2015, respectively
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized;	67,242	-
614,177 shares issued and outstanding; and $73,365 liquidation preference as of
September 30, 2016
Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 shares authorized; no shares issued and	-	-
outstanding as of September 30, 2016 and December 31, 2015, respectively
Common stock, $.0001 par value; 125,000,000 shares authorized; 117,682,543 and	12	8
71,421,664 shares issued and 117,682,543 and 68,767,613 shares outstanding as of
September 30, 2016 and December 31, 2015, respectively
Treasury stock, no shares outstanding as of September 30, 2016 and 2,654,051 shares outstanding, at cost, as of December 31, 215	-	(10,737)
Additional paid-in capital	606,656	531,764
Accumulated deficit	(630,948)	(601,913)
Total stockholders' deficit	(24,280)	(80,878)
Total liabilities and stockholders' deficit	$595,401	$530,642

Schedule 2
BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net revenue	$224,542	$247,224	$695,466	$738,478
Cost of revenue (excluding depreciation expense)	161,957	181,991	504,485	543,472
Gross profit	62,585	65,233	190,981	195,006
% of revenues	27.9%	26.4%	27.5%	26.4%

Other operating expenses	42,729	42,155	123,006	127,120
Bad debt expense	7,727	9,366	19,598	32,832
General and administrative expenses	9,948	8,547	30,413	31,881
Impairment of goodwill	-	13,850	-	251,850
Restructuring, acquisition, integration, and other expenses, net	2,368	5,368	9,326	15,041
Depreciation and amortization expense	4,166	5,473	12,956	17,517
Interest expense, net	9,331	9,506	28,212	27,750
Gain on disposition of property and equipment	(3,015)	(2)	(3,954)	(5)
Loss from continuing operations, before income taxes	(10,669)	(29,030)	(28,576)	(308,980)
Income tax expense (benefit)	421	(4,551)	593	(22,544)
Loss from continuing operations, net of income taxes	(11,090)	(24,479)	(29,169)	(286,436)
Income (loss) from discontinued operations, net of income taxes	(174)	7,698	134	5,172
Net loss	$(11,264)	$(16,781)	$(29,035)	$(281,264)
Accrued dividends on preferred stock	(2,138)	(1,899)	(6,192)	(4,157)
Deemed dividend on preferred stock	(173)	(169)	(518)	(3,519)
Loss attributable to common stockholders	$(13,575)	$(18,849)	$(35,745)	$(288,940)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	114,826	68,742	85,701	68,693

Loss from continuing operations, basic and diluted	$(0.12)	$(0.39)	$(0.42)	$(4.28)
Income from discontinued operations, basic and diluted	-	0.11	-	0.08
Loss per common share, basic and diluted	$(0.12)	$(0.28)	$(0.42)	$(4.20)

Schedule 3
BIOSCRIP, INC AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended	Three Months Ended			Nine Months Ended
	3/31/2015	6/30/2015	9/30/2015	9/30/2015	3/31/2016	6/30/2016	9/30/2016	9/30/2016
Cash flows from operating activities:
Net loss from continuing operations	$(17,056)	$(244,901)	$(24,479)	$(286,436)	$(9,768)	$(8,311)	$(11,090)	$(29,169)
Receivables, net of bad debt expense	799	7,134	(4,310)	3,623	(4,417)	3,136	8,001	6,720
Inventory	(4,666)	(483)	15,477	10,328	13,867	(3,330)	2,265	12,802
Prepaid expenses and other assets	(854)	163	(2,695)	(3,386)	7,897	(7,575)	8,839	9,161
Accounts payable	995	(13,723)	(23,094)	(35,822)	(11,995)	(4,195)	(15,058)	(31,248)
Accrued interest	(4,585)	4,437	(4,438)	(4,586)	(4,630)	4,438	(4,437)	(4,629)
Accrued expenses and other liabilities	(11,200)	1,267	24	(9,909)	(2,227)	(851)	(4,302)	(7,380)
Non-Cash Adjustments:
Depreciation and amortization	5,794	6,247	5,476	17,517	4,538	4,252	4,166	12,956
Impairment of goodwill	-	238,000	13,850	251,850	-	-	-	-
Deferred Taxes	1,927	(17,761)	(5,374)	(21,208)	174	178	184	536
Other Non-Cash	2,219	2,081	3,043	7,343	1,589	1,554	(5,342)	(2,199)
Operating Cash Flow (Use)	(26,627)	(17,539)	(26,520)	(70,686)	(4,972)	(10,704)	(16,774)	(32,450)
Discontinued operations	(1,421)	(573)	28,430	26,436	(5,989)	76	(175)	(6,088)
Capital expenditures	(2,063)	(3,734)	(4,349)	(10,146)	(2,429)	(3,037)	(2,578)	(8,044)
Proceeds from dispositions	-	-	-	-	1,105	27	3,045	4,177
Preferred stock and warrants	58,951	-	740	59,691	-	-	-	-
Common stock raise, net	-	-	-	-	-	83,267	-	83,267
Home Solutions Acquisition	-	-	-	-	-	-	(67,516)	(67,516)
Term note (repayments)	-	-	-	-	(3,137)	(3,137)	(3,137)	(9,411)
Revolver borrowing (repayments)	(5,000)	-	30,000	25,000	8,000	(23,000)	39,000	24,000
Deferred financing costs and other	(1,365)	(229)	-	(1,594)	(104)	(118)	(455)	(677)
Total All Cash Flow (Use)	$22,475	$(22,075)	$28,301	$28,701	$(7,526)	$43,374	$(48,590)	$(12,742)

Schedule 4
BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA by Segment:
Infusion Services Adjusted EBITDA	$12,129	$13,712	$48,377	$35,054
Adjusted EBITDA margin %	5.4%	5.5%	7.0%	4.7%
Corporate Overhead Adjusted EBITDA	(8,590)	(7,715)	(27,066)	(28,230)
Adjusted EBITDA margin %	(3.8%)	(3.1%)	(3.9%)	(3.8%)

Consolidated Adjusted EBITDA	3,539	5,997	21,311	6,824
Adjusted EBITDA margin %	1.6%	2.4%	3.1%	0.9%

Interest expense, net	(9,331)	(9,506)	(28,212)	(27,750)
Gain on dispositions of property and equipment	3,015	2	3,954	5
Income tax (provision) benefit	(421)	4,551	(593)	22,544
Depreciation and amortization expense	(4,166)	(5,473)	(12,956)	(17,517)
Stock-based compensation expense	(1,358)	(832)	(3,347)	(3,651)
Impairment of goodwill	-	(13,850)	-	(251,850)
Restructuring, acquisition, integration, and other expenses, net (1)	(2,368)	(5,368)	(9,326)	(15,041)
Loss from continuing operations, net of income taxes	$(11,090)	$(24,479)	$(29,169)	$(286,436)

General and Administrative Expenses on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(8,590)	$(7,715)	$(27,066)	$(28,230)
Stock-based compensation expense	(1,358)	(832)	(3,347)	(3,651)
General and administrative expenses	$(9,948)	$(8,547)	$(30,413)	$(31,881)

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

Schedule 5
BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	3/31/2016	6/30/2016	9/30/2016	9/30/2016

Net revenue	$238,462	$232,462	$224,542	$695,466
Cost of revenue (excluding depreciation expense)	174,230	168,298	161,957	504,485
Gross profit	64,232	64,164	62,585	190,981
% of revenues	26.9%	27.6%	27.9%	27.5%

Other operating expenses	39,658	40,619	42,729	123,006
Bad debt expense	7,592	4,279	7,727	19,598
General and administrative expenses	11,051	9,414	9,948	30,413
Impairment of goodwill	-	-	-	-
Restructuring, acquisition, integration, and other expenses, net	2,667	4,291	2,368	9,326
Depreciation and amortization expense	4,538	4,252	4,166	12,956
Interest expense, net	9,412	9,469	9,331	28,212
Gain on disposition of property and equipment	(939)	-	(3,015)	(3,954)
Loss from continuing operations, before income taxes	(9,747)	(8,160)	(10,669)	(28,576)
Income tax expense (benefit)	23	149	421	593
Loss from continuing operations, net of income taxes	(9,770)	(8,309)	(11,090)	(29,169)
Income from discontinued operations, net of income taxes	233	75	(174)	134
Net loss	$(9,537)	$(8,234)	$(11,264)	$(29,035)
Accrued dividends on preferred stock	(1,998)	(2,056)	(2,138)	(6,192)
Deemed dividends on preferred stock	(172)	(173)	(173)	(518)
Loss attributable to common stockholders	$(11,707)	$(10,463)	$(13,575)	$(35,745)

Loss per common share:
Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,771	73,186	114,826	85,701

Loss from continuing operations, basic and diluted	$(0.17)	$(0.14)	$(0.12)	$(0.42)
Income from discontinued operations, basic and diluted	-	-	-	-
Net loss per common share, basic and diluted	$(0.17)	$(0.14)	$(0.12)	$(0.42)

Schedule 6
BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015

Net revenue	$244,357	$246,897	$247,224	$243,745	$982,223
Cost of revenue (excluding depreciation expense)	179,402	182,079	181,991	177,836	721,308
Gross profit	64,955	64,818	65,233	65,909	260,915
% of revenues	26.6%	26.3%	26.4%	27.0%	26.6%

Other operating expenses	41,616	43,313	42,155	38,878	165,962
Bad debt expense	8,346	15,165	9,366	8,210	41,087
General and administrative expenses	11,699	11,866	8,547	10,643	42,755
Impairment of goodwill	-	238,000	13,850	-	251,850
Restructuring, acquisition, integration, and other expenses, net	3,704	5,969	5,368	9,363	24,404
Depreciation and amortization expense	5,794	6,247	5,473	5,226	22,740
Interest expense, net	9,163	9,080	9,504	9,568	37,315
Loss from continuing operations, before income taxes	(15,367)	(264,822)	(29,030)	(15,979)	(325,198)
Income tax expense (benefit)	1,928	(19,921)	(4,551)	1,012	(21,532)
Loss from continuing operations, net of income taxes	(17,295)	(244,901)	(24,479)	(16,991)	(303,666)
(Loss) Income from discontinued operations, net of income taxes	(2,379)	94	7,698	(1,451)	3,962
Net loss	$(19,674)	$(244,807)	$(16,781)	$(18,442)	$(299,704)
Accrued dividends on preferred stock	(453)	(1,805)	(1,899)	(1,963)	(6,120)
Deemed dividends on preferred stock	(1,164)	(2,186)	(169)	(171)	(3,690)
Loss attributable to common stockholders	$(21,291)	$(248,798)	$(18,849)	$(20,576)	$(309,514)

Loss per common share:
Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,637	68,698	68,742	68,760	68,710

Loss from continuing operations, basic and diluted	$(0.28)	$(3.62)	$(0.39)	$(0.28)	$(4.56)
Income from discontinued operations, basic and diluted	-	-	0.11	(0.02)	0.05
Net loss per common share, basic and diluted	$(0.28)	$(3.62)	$(0.28)	$(0.30)	$(4.51)